Exhibit 99(a)(1)(ii)

CBOE HOLDINGS, INC. CLASS A-2 COMMON STOCK LETTER OF TRANSMITTAL

Investor ID Number

LETTER OF TRANSMITTAL TO TENDER SHARES OF CLASS A-2 COMMON STOCK OF CBOE HOLDINGS, INC.

Pursuant to the Offer to Purchase dated October 13, 2010 (as amended from time to time, the “Offer to Purchase”), CBOE Holdings, Inc. has offered to purchase up to 6,648,570 shares of its Class A-2 Common Stock. The offer expires at 5:00 p.m. on November 12, 2010. See Instructions below.

I/we, the undersigned, tender to CBOE Holdings, Inc. for purchase the share(s) identified below, pursuant to, and upon the terms and subject to the conditions set forth in, the Offer to Purchase and this Letter of Transmittal. I/we certify that I/we have complied with all requirements as stated in the instructions below and in the Offer to Purchase, am/are the registered holder(s) of the shares of CBOE Holdings, Inc. stock identified below, have full authority to surrender these share(s) and give the instructions in this Letter of Transmittal and warrant that the shares reflected on the book-entry share ownership records of CBOE Holdings, Inc. as owned by the undersigned are free and clear of all liens, restrictions, adverse claims and encumbrances.

I/we hereby irrevocably appoint BNY Mellon as my/our agent to effect the transfer of the share(s). All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding on my/our successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, death or incapacity of the undersigned. I/we hereby acknowledge that this tender may only be withdrawn in accordance with the Offer to Purchase, and any tender will remain valid and effective notwithstanding any amendment to the Offer to Purchase, including any increase or decrease in price per share or number of shares subject to the offer.

1

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the book-entry share ownership records of CBOE Holdings, Inc. or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
Signature of Stockholder	Date	Daytime Telephone #

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Signature of Stockholder	Date	Daytime Telephone #

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER 4 ON THE REVERSE SIDE.

PLACE AN ☒ IN ONE TENDER BOX ONLY

2	☐	Tender All

3	☐	Partial Tender
WHOLE SHARES

Please complete the back if you would like to request special mailing.

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1	Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and after completing all other applicable sections return this form in the enclosed envelope.

2	If you are tendering all of your shares, please check this box only.

3	If you are tendering some of your shares, please check this box and indicate the number of shares you wish to tender.

4

FOR U.S. TAXPAYERS: PLEASE COMPLETE AND SIGN BOX 4 (SUBSTITUTE FORM W-9) TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. To avoid back up withholding, you are required to fully and accurately complete the Substitute Form W-9. For additional instructions, please see the enclosed “Important Tax Information” document. Note: You are required to check the appropriate box for your status (Individual/Sole proprietor, Corporation, Limited Liability Company (with tax classification) or other) to avoid withholding.

FOR NON - U.S. TAXPAYERS: If you are a non - U.S. Taxpayer, please complete and return Form W-8BEN or W-8ECI.
Please see the Offer to Purchase for important information regarding withholding for non - U.S. Taxpayers.

5	Complete Box 5 only if your check for cash is to be delivered to a person other than the registered holder or to a different address.

6

This Letter of Transmittal is to be used for the tender of your Class A-2 common stock only. If you wish to tender shares of your Class A-1 common stock, you must also complete, sign and return the Class A-1 Common Stock Letter of Transmittal.

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone - 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
1-866-353-0872 (Toll Free)
From outside the U.S.:
1-201-680-6579 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand

BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Action Dept.	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310

4     SUBSTITUTE FORM W-9 - Department of the Treasury,

Internal Revenue Service

Payer’s Request for Taxpayer Identification Number (TIN)

FILL IN the space below.
Part 1 - PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

Under penalties of perjury, I certify that:

1.              The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.              I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.              I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE  ☐

Please check appropriate box:

Individual/Sole proprietor ☐

Corporation ☐	Partnership ☐

Limited liability company ☐

Enter the tax classification	D=disregarded entity ☐

C=corporation ☐	P=partnership ☐

☐ Other

Signature	Date

5                 Special Mailing Instructions

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail check(s) to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)